Exhibit 23

Consent of Independent Registered Public Accounting Firm

ACNB Corporation

Gettysburg, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3D (Registration No. 333-171840) and Form S-8 (Registration No. 333-185881) of ACNB Corporation of our reports dated March 9, 2018, relating to the consolidated financial statements and the effectiveness of ACNB Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Harrisburg, Pennsylvania

March 9, 2018